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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1995
                                                       REGISTRATION NO. 33-64063

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           KIMBERLY-CLARK CORPORATION
           (Exact name of Registrant as specified in its charter)

                           --------------------------

            DELAWARE                                            39-0394230
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

         P.O. BOX 619100                                         75261-9100
          DALLAS, TEXAS                                          (Zip Code)
 (Address of Principal Executive
            Offices)


                   SCOTT PAPER COMPANY 1979 STOCK OPTION PLAN
        SCOTT PAPER COMPANY 1986 STOCK OPTION AND RESTRICTED STOCK PLAN
        SCOTT PAPER COMPANY 1989 STOCK OPTION AND RESTRICTED STOCK PLAN
               SCOTT PAPER COMPANY 1994 LONG-TERM INCENTIVE PLAN
         SCOTT PAPER COMPANY 1994 NON-U.S. EMPLOYEES' STOCK OPTION PLAN
   CONSULTING AGREEMENT DATED AS OF JULY 16, 1995 AMONG SCOTT PAPER COMPANY,
                      THE REGISTRANT AND ALBERT J. DUNLAP
                           (Full Titles of the Plans)

                               O. GEORGE EVERBACH
              SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT AFFAIRS
                                P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (212) 281-1200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


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                             INTRODUCTORY STATEMENT

         Kimberly-Clark Corporation, a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-4 (Registration No. 33-64063) by filing this Post-Effective Amendment No. 1 on Form S-8.

         On December 12, 1995, Scott Paper Company, a Pennsylvania corporation ("Scott"), became a wholly-owned subsidiary of the Registrant upon consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among the Registrant, a wholly-owned subsidiary of the Registrant and Scott. Each option (an "Outstanding Option") to purchase Common Shares, without par value, of Scott ("Scott Common Shares"), which was outstanding immediately prior to the effective time of the Merger (the "Effective Time") and was then fully exercisable became a fully exercisable option to purchase the number of shares of Common Stock, $1.25 par value, of the Registrant ("Common Stock"), together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock, without par value, of the Registrant ("Rights") in accordance with the Registrant's Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, decreased to the nearest whole share, determined by multiplying (i) the number of Scott Common Shares subject to such Outstanding Option by (ii) 0.780 (the "Conversion Number"), at an exercise price per share of Common Stock (increased to the nearest whole cent) equal to the exercise price per Scott Common Share immediately prior to the Effective Time divided by the Conversion Number. Each Outstanding Option will otherwise be exercisable upon the same terms and conditions as were applicable immediately prior to the Effective Time.

         The Registrant and Scott have entered into a Consulting Agreement dated as of July 16, 1995 (the "Consulting Agreement") with Albert J. Dunlap, pursuant to which Mr. Dunlap has agreed to provide specified consulting services with respect to the businesses conducted by Scott for the five-year period commencing at the Effective Time. Under the terms of the Consulting Agreement, Mr. Dunlap received at the Effective Time 5,000 shares of Common Stock, together with the associated Rights, and, subject to limitations contained in the Consulting Agreement, will be entitled to receive on each of the first four anniversaries of the Effective Time, 5,000 shares of Common Stock, together with the associated Rights.

         This Post-Effective Amendment relates to the offer and sale after the Effective Time of Common Stock, together with the associated Rights, pursuant to and in accordance with: (i) the Outstanding Options and (ii) the Consulting Agreement.





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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

3. The Registrant's Current Reports on Form 8-K reporting events on January 9, May 9, June 13, July 16, September 7 and September 22, 1995; and

4. The description of the Rights contained in Registration Statements on Form 8-A and Form 8-A/A filed by the Registrant with the SEC on June 21, 1988 and June 13, 1995, respectively, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.





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Item 5. Interests of Named Experts and Counsel.

         The validity of newly issued shares of Common Stock and the associated Rights being registered hereby has been passed upon for the Registrant by O. George Everbach, its Senior Vice President -- Law and Government Affairs. Mr. Everbach is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally and owns and has options to purchase shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's By-laws (the "By-Laws") provide, among other things, that the Registrant shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or in the case of an officer or Director of the Registrant is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and
(ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or in the case of an officer or Director of the Registrant is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem





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proper.  Notwithstanding the foregoing, the Registrant is not required to indemnify any Director or officer of the Registrant in connection with a proceeding (or portion thereof) initiated by such Director or officer against the Registrant or any Directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Registrant or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Registrant of Directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a Director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and Directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.  Exemptions from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

4.1 Restated Certificate of Incorporation of the Registrant, dated April 16, 1987, is hereby incorporated by reference to Exhibit No.(4)e to the Registration Statement on Form S-8 of the Registrant filed with the SEC on February 16, 1993 (Registration No. 33-58402).

4.2 By-laws of the Registrant, as amended June 8, 1995, are hereby incorporated by reference to Exhibit No. (3) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.





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4.3        Rights Agreement dated as of June 21, 1988, as amended and restated
           as of June 8, 1995, between the Registrant and The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on June 13, 1995.

4.4 Scott Paper Company 1979 Stock Option Plan, as amended, is hereby incorporated by reference to Exhibit A to the prospectus included in the Registration Statement on Form S-8 of Scott filed with the SEC on May 19, 1989 (Registration No. 33-28777) (the "Scott 1989 S-8").

4.5* Amendment to Scott Paper Company 1979 Stock Option Plan effective as of the Effective Time.

4.6 Scott Paper Company 1986 Stock Option and Restricted Stock Plan, as amended, is hereby incorporated by reference to Exhibit B to the prospectus included in the Scott 1989 S-8.

4.7* Amendment to Scott Paper Company 1986 Scott Paper Company Stock Option and Restricted Stock Plan, effective as of the Effective Time.

4.8 Scott Paper Company 1989 Stock Option and Restricted Stock Plan, as amended, is hereby incorporated by reference to Exhibit C to the prospectus included in the Scott 1989 S-8.

4.9* Amendment to Scott Paper Company 1989 Stock Option and Restricted Stock Plan, effective as of the Effective Time.

4.10 Scott Paper Company 1994 Long-Term Incentive Plan, as amended July 19, 1994, is hereby incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of Scott filed with the SEC on October 25, 1994 (Registration No. 33-56159).

4.11* Amendment to Scott Paper Company 1994 Long-Term Incentive Plan, effective as of the Effective Time.

4.12 Scott Paper Company 1994 Non-U.S. Employees' Stock Option Plan, is hereby incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of Scott filed with the SEC on November 9, 1994 (Registration No. 33-56379).

4.13* Amendment to Scott Paper Company 1994 Non-U.S. Employees' Stock Option Plan, effective as of the Effective Time.





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4.14       Consulting Agreement dated as of July 16, 1995 among Scott Paper
           Company, the Registrant and Albert J. Dunlap, is hereby incorporated by reference to Exhibit 10.5 to Scott's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

5* Opinion of O. George Everbach, Senior Vice President -- Law and Government Affairs of the Registrant, as to the legality of the securities being registered.

23.1*      Consent of Deloitte & Touche LLP.

23.2 Consent of O. George Everbach (included in Exhibit 5 to this Post-Effective Amendment).

24 Powers of Attorney (filed by the Registrant with the SEC on November 8, 1995 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates).

(b)      Not applicable.


Item 9.       Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set





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         forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the





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opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 12, 1995.


                                                   KIMBERLY-CLARK CORPORATION

                                                   By:

                                                   WAYNE R. SANDERS
                                                   ----------------------------
                                                   Wayne R. Sanders
                                                   Chairman of the Board and
                                                   Chief Executive Officer





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         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.


WAYNE R. SANDERS             Chairman of the Board             December 12, 1995
---------------------        and Chief Executive
Wayne R. Sanders             Officer and Director
                             (principal executive
                             officer)

JOHN W. DONEHOWER            Senior Vice President             December 12, 1995
---------------------        and Chief Financial
John W. Donehower            Officer (principal
                             financial officer)

RANDY J. VEST                Vice President and                December 12, 1995
---------------------        Controller (principal
Randy J. Vest                accounting officer)


                                  DIRECTORS

        *                                                         *
-------------------------                              -------------------------
John F. Bergstrom                                      Pastora San Juan Cafferty

        *                                                         *
-------------------------                              -------------------------
Paul J. Collins                                        William O. Fifield

        *                                                         *
-------------------------                              -------------------------
Claudio X. Gonzalez                                    James. G. Grosklaus

        *                                                         *
-------------------------                              -------------------------
Louis E. Levy                                          Frank A. McPherson

        *                                                         *
-------------------------                              -------------------------
Linda Johnson Rice                                     Wolfgang R. Schmitt

        *
-------------------------
Randall L. Tobias



December 12, 1995

*By:
     O. GEORGE EVERBACH
     -----------------------------
     O. George Everbach
     Attorney-in-Fact





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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------

4.1 Restated Certificate of Incorporation of the Registrant, dated April 16, 1987, is hereby incorporated by reference to Exhibit No.(4)e to the Registration Statement on Form S-8 of the Registrant filed with the SEC on February 16, 1993 (Registration No. 33-58402).

4.2 By-laws of the Registrant, as amended June 8, 1995, are hereby incorporated by reference to Exhibit No. (3) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.


4.3 Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on June 13, 1995.

4.4 Scott Paper Company 1979 Stock Option Plan, as amended, is hereby incorporated by reference to Exhibit A to the prospectus included in the Registration Statement on Form S-8 of Scott filed with the SEC on May 19, 1989 (Registration No. 33-28777) (the "Scott 1989 S-8").

4.5* Amendment to Scott Paper Company 1979 Stock Option Plan effective as of the Effective Time.

4.6 Scott Paper Company 1986 Stock Option and Restricted Stock Plan, as amended, is hereby incorporated by reference to Exhibit B to the prospectus included in the Scott 1989 S-8.

4.7* Amendment to Scott Paper Company 1986 Scott Paper Company Stock Option and Restricted Stock Plan, effective as of the Effective Time.

4.8 Scott Paper Company 1989 Stock Option and Restricted Stock Plan, as amended, is hereby incorporated by reference to Exhibit C to the prospectus included in the Scott 1989 S-8.

4.9* Amendment to Scott Paper Company 1989 Stock Option and Restricted Stock Plan, effective as of the Effective Time.

4.10 Scott Paper Company 1994 Long-Term Incentive Plan, as amended July 19, 1994, is hereby incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of Scott filed with the SEC on October 25, 1994 (Registration No. 33-56159).

4.11* Amendment to Scott Paper Company 1994 Long-Term Incentive Plan, effective as of the Effective Time.

4.12 Scott Paper Company 1994 Non-U.S. Employees' Stock Option Plan, is hereby incorporated by reference to Exhibit 4(a) to the Registration Statement on Form S-8 of Scott filed with the SEC on November 9, 1994 (Registration No. 33-56379).

4.13* Amendment to Scott Paper Company 1994 Non-U.S. Employees' Stock Option Plan, effective as of the Effective Time.

4.14 Consulting Agreement dated as of July 16, 1995 among Scott Paper Company, the Registrant and Albert J. Dunlap, is hereby incorporated by reference to Exhibit 10.5 to Scott's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

5* Opinion of O. George Everbach, Senior Vice President -- Law and Government Affairs of the Registrant, as to the legality of the securities being registered.

23.1*    Consent of Deloitte & Touche LLP.

23.2 Consent of O. George Everbach (included in Exhibit 5 to this Post-Effective Amendment).

24 Powers of Attorney (filed by the Registrant with the SEC on November 8, 1995 with the Registration Statement on Form S-4 to which this Post-Effective Amendment relates).

----------------

  * Filed herewith